SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54205

Date of Report: August 14, 2014

HUAYUE ELECTRONICS, INC.

Delaware	20-2188353
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

51 Huilingxi Road, Zhouhuizheng, Wujin District Changzhou, Jiangsu Province, P.R. China	213022
(Address of principal executive offices)	(Zip Code)

86-519-83630688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On August 14, 2014 the Board of Directors of Huayue Electronics, Inc. dismissed Friedman LLP as its independent public accounting firm.  There is no audit committee of the Board of Directors.

The audit report of Friedman LLP on Huayue Electronics, Inc.’s financial statements for the year ended May 31, 2013 did not contain any adverse opinion or disclaimer of opinion or qualification.  Friedman LLP did not, during the applicable periods, advise Huayue Electronics, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the subsequent interim period through August 14, 2014, there was no (i) disagreement between Huayue Electronics, Inc. and Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused Friedman LLP to make reference to the subject matter of such disagreement in connection with its report, or (ii) “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Huayue Electronics, Inc. has requested Friedman LLP to furnish a letter addressed to the Securities Exchange Commission stating whether or not Friedman LLP agrees with the statements in this 8-K.  A copy of the letter is filed as an exhibit to this 8-K.

On the same day, Huayue Electronics, Inc. retained the firm of KCCW Accountancy Corp. to serve as its new independent public accounting firm.  At no time during the past two fiscal years or any subsequent period prior to August 14, 2014 did Huayue Electronics, Inc. consult with KCCW Accountancy Corp. regarding any matter of the sort described above with reference to Friedman LLP, any issue relating to the financial statements of Huayue Electronics, Inc., or the type of audit opinion that might be rendered for Huayue Electronics, Inc.

Item 9.01                      Financial Statements and Exhibits

Exhibits

16.	Letter from Friedman LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2014	Huayue Electronics, Inc.

By: /s/ Pan Shudong
Pan Shudong, Chief Executive Officer